Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (November 21, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

HSBC's High Yield Conference 2016 The May Fair Hotel, London	November 22, 2016
Bank of America Merrill Lynch 2016 Leveraged Finance Conference Boca Raton Resort & Club, Boca Raton, Florida	November 30, 2016

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conferences.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com